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
                             BALDWIN & LYONS, INC.

                              FORM 10-Q, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                   THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                      SEPTEMBER 30                         SEPTEMBER 30
                                            ---------------------------------   -----------------------------------
                                                 2003              2002               2003              2002
                                            ---------------   ---------------   -----------------  ----------------
BASIC:
   Average number of shares
      outstanding                               14,558,195        14,552,661          14,556,752        14,630,002
                                            ===============   ===============   =================  ================

      Net income                                $8,121,996        $2,830,709         $22,954,868       $13,211,521
                                            ===============   ===============   =================  ================

      Per share amount                                $.56              $.19              $ 1.58             $ .90
                                            ===============   ===============   =================  ================


DILUTED:
   Average number of shares
      outstanding                               14,558,195        14,552,661          14,556,752        14,630,002
   Dilutive stock options--based on
      treasury stock method using
      average market price                         184,145           101,890             141,119           102,288
                                            ---------------   ---------------   -----------------  ----------------

      Totals                                    14,742,340        14,654,551          14,697,871        14,732,290
                                            ===============   ===============   =================  ================

      Net income                                $8,121,996        $2,830,709         $22,954,868       $13,211,521
                                            ===============   ===============   =================  ================

      Per share amount                                $.55              $.19              $ 1.56             $ .90
                                            ===============   ===============   =================  ================


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